Exhibit 99.1

For Immediate Release	Contact:	ir@hudsonrpo.com

Hudson Global Reports 2018 Fourth Quarter and Full-Year Results

OLD GREENWICH, CT - March 8, 2019 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the fourth quarter and full-year ended December 31, 2018.

2018 Fourth Quarter Summary

•	Revenue of $16.6 million increased 8.7 percent from the fourth quarter of 2017, or 13.3 percent in constant currency.

•	Gross profit of $10.3 million increased 0.8 percent from the fourth quarter of 2017, or 4.6 percent in constant currency.

•	Net loss of $0.6 million, or $0.02 per basic and diluted share, compared to net loss of $2.0 million, or $0.06 per basic and diluted share, for the fourth quarter of 2017.

•	Adjusted EBITDA* loss of $0.3 million, compared to an adjusted EBITDA loss of $0.6 million in the fourth quarter of 2017.

2018 Full-Year Summary

•	Revenue of $66.9 million increased 12.3 percent from 2017, or 12.7 percent in constant currency.

•	Gross profit of $42.1 million increased 0.1 percent from 2017, or 0.2 percent in constant currency.

•	Net income of $7.9 million, or $0.24 per basic and diluted share, compared to net loss of $2.9 million, or $0.09 per basic and diluted share, in 2017.

•	Adjusted EBITDA* loss of $3.9 million, which includes $2.4 million of severance expense, compared to an adjusted EBITDA loss of $0.5 million in 2017.

"We delivered solid revenue and gross profit growth in the fourth quarter in constant currency, particularly so in the Asia Pacific region," said Jeff Eberwein, chief executive officer at Hudson Global. "In addition, we are pleased to report positive cash flow from operations in the fourth quarter. For 2018, we delivered revenue and gross profit growth while also focusing on carving out the RPO business from legacy entities and right-sizing the new company by reducing corporate costs. I am proud of how hard the team has worked over the past year to build the systems and infrastructure necessary for a successful separation from the legacy businesses."

As previously announced, the company sold all of its recruitment agency and talent management businesses in three separate transactions that closed at the end of March 2018. These transactions were all structured as equity sales, meaning all the assets and liabilities of the legacy entities were assumed by the buyers, except for the RPO business which remained with the company but was largely embedded inside the businesses being sold. Since that time, the company has had a strong internal focus on creating new legal entities and obtaining new business licenses in each country in which it operates, creating an accounting and finance system from scratch, as well as creating a new IT system and website. Now that the platform for the operating business has been built and corporate overhead costs have been right sized, the company has begun to look at bolt-on acquisition opportunities in addition to focusing intensively on organic growth. As highlighted in the Investor Presentation issued in December 2018, Hudson Global will focus on acquisition targets that are profitable, complementary to its RPO business, and accretive to stockholder value.

Given the company's cash balance and financial strength, it can pursue both stock buybacks and bolt-on acquisition opportunities simultaneously going forward, and will continually evaluate both options in order to achieve its mission of maximizing stockholder value over the long term.

* The company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Constant currency, Adjusted EBITDA, and EBITDA are defined in the segment tables at the end of this release and a reconciliation of such Non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

The divested businesses are treated as discontinued operations; therefore, the discussion below is focused on the continuing operations of the RPO business for all periods presented. Prior period EBITDA and Adjusted EBITDA may not be comparable due to regional support and infrastructure cost allocation treatment between continuing and discontinued operations following the divestitures.

Asia Pacific

Asia Pacific's gross profit increased 10 percent in constant currency in the fourth quarter of 2018 compared to the same period in 2017. Gross profit growth across the region was led by Asia, up 46 percent, with strong growth in China and Hong Kong, up 53 percent and 44 percent respectively, from a year ago. EBITDA was $0.7 million in the fourth quarter, compared to EBITDA of $1.6 million a year ago. Asia Pacific delivered adjusted EBITDA of $0.9 million, versus adjusted EBITDA of $1.7 million in the fourth quarter of 2017.

In 2018, gross profit increased 15 percent in Hudson Asia Pacific in constant currency compared to 2017. Results were driven largely by new contract wins in Asia. EBITDA in 2018 was $2.2 million, compared to EBITDA of $4.8 million in 2017. Adjusted EBITDA was $3.2 million, down from $5.1 million in 2017.

Americas

In the fourth quarter of 2018, Americas' gross profit decreased 15 percent in constant currency compared to the fourth quarter of 2017, primarily due to weaker volumes at two existing clients. EBITDA was $0.1 million in the fourth quarter, down from $0.5 million last year. The region delivered adjusted EBITDA of $0.2 million for the fourth quarter, compared to adjusted EBITDA of $0.5 million a year ago.

Americas' gross profit in 2018 decreased 19 percent in constant currency from 2017, due to the loss of a global client in 2017 as well as lower volumes at existing clients. EBITDA was $0.4 million in 2018, compared to $1.6 million in 2017. Adjusted EBITDA was $1.1 million in 2018, compared to adjusted EBITDA of $1.8 million in 2017.

Europe

Europe's gross profit increased 26 percent in constant currency in the fourth quarter of 2018 compared to the fourth quarter of 2017. Gross profit growth was driven by the UK, which was up 26 percent. EBITDA loss was $0.3 million in the fourth quarter, compared to EBITDA of $0.1 million a year ago. Adjusted EBITDA loss was $0.3 million in the fourth quarter of 2018, compared to adjusted EBITDA of $0.1 million a year ago.

Europe's gross profit decreased 2 percent in 2018 in constant currency compared to 2017. In the U.K., gross profit grew 26%, a reflection of a very strong year for the region. This growth was offset by the loss of the global client in 2017 mentioned above. EBITDA loss was $0.5 million in 2018, compared to EBITDA of $0.9 million in 2017. Adjusted EBITDA loss was $0.1 million, compared to adjusted EBITDA of $1.2 million in 2017.

Liquidity and Capital Resources

The company ended the fourth quarter of 2018 with $41.1 million in cash, which includes $0.5 million in restricted cash. The company had no credit facilities in place at the end of the fourth quarter of 2018, but remains in discussions with various lenders about new credit facilities to fund the working capital needs of the RPO business. The company generated $2.8 million in cash flow from operations during the fourth quarter due to improvements in working capital.

Share Repurchase Program

During the fourth quarter, the company continued its share repurchase program which has an authorization of up to $10 million of the company’s common stock. The company purchased 142,608 shares for $0.2 million as part of its existing Rule 10b5-1 repurchase program during the fourth quarter. Since the inception of this program in the third quarter of 2015 through the end of the fourth quarter of 2018, the company has purchased 3,784,213 shares for $7.6 million.

On February 19, 2019 the Board of Directors announced a tender offer to buy up to 3.15 million shares of the company's common stock at a price of $1.50 per share. The tender offer commenced on February 22, 2019 and expires on March 22, 2019.

Corporate Costs

Immediately following the closing of the divestitures at the end of the first quarter of 2018, management reviewed the company's corporate costs on a line-by-line basis. The company believes the run rate for corporate costs in 2019 should be approximately $4 million, which is about 50% lower than in 2018 including severance costs, or about one-third lower excluding severance costs. This reduction has come without any impact on its operating business.

Business Outlook

For 2019, the company expects to grow revenue and gross profit more than 10 percent versus 2018, and adjusted EBITDA before corporate costs should grow faster than this rate. This combination of growth in its RPO business and reduction in corporate costs should enable the company to generate positive adjusted EBITDA in 2019.

NOL Carryforward

Hudson Global has $341 million of net operating losses (“NOL”) in the U.S., which the company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the company has a rights agreement and charter amendment in place that limit beneficial ownership of Hudson Global common stock to 4.99%. Stockholders who wish to own more than 4.99% of Hudson Global common stock, or who already own more than 4.99% of Hudson Global common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at hudsonrpo.com. Questions can be emailed to ir@hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:

•	Toll-Fee Dial-In Number: (877) 497-1434

•	International Dial-In Number: (929) 387-3951

•	Conference ID #: 7265969

The archived call will be available on the investor information section of the company's web site at hudsonrpo.com.

About Hudson RPO

Hudson Global, Inc. is a leading total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and always aim to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, Hudson Global’s ability to achieve anticipated benefits from the sales of its recruitment and talent management operations in Europe and Asia Pacific and operate successfully as a company focused on its RPO business; global economic fluctuations; the company’s ability to successfully achieve its strategic initiatives; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time and the impact of any loss of a significant client; competition in the company's markets; the negative cash flows and operating losses that may recur in the future; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect accounts receivable; the company’s ability to maintain costs at an acceptable level; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; restrictions imposed by blocking arrangements; and risks related to potential acquisitions or dispositions of businesses by the company. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue	$16,575	$15,244	$66,932	$59,615
Direct costs	6,307	5,061	24,828	17,555
Gross profit	10,268	10,183	42,104	42,060
Operating expenses:
Selling, general and administrative expenses	10,814	11,102	47,305	43,617
Depreciation and amortization	13	120	16	361
Business reorganization	—	3	—	(109)
Total operating expenses	10,827	11,225	47,321	43,869
Operating income (loss)	(559)	(1,042)	(5,217)	(1,809)
Non-operating income (expense):
Interest income (expense), net	136	(1)	298	(8)
Other income (expense), net	(64)	(88)	(248)	(158)
Income (loss) before provision for income taxes from continuing operations	(487)	(1,131)	(5,167)	(1,975)
Provision for (benefit from) income taxes	(294)	18	99	869
Income (loss) from continuing operations	(193)	(1,149)	(5,266)	(2,844)
Income (loss) from discontinued operations, net of income taxes	(427)	(856)	13,133	(97)
Net income (loss)	$(620)	$(2,005)	$7,867	$(2,941)
Earnings (loss) per share:
Basic and diluted
Income (loss) from continuing operations	$(0.01)	$(0.04)	$(0.16)	$(0.09)
Income (loss) from discontinued operations	(0.01)	(0.03)	0.40	—
Net income (loss)	$(0.02)	$(0.06)	$0.24	$(0.09)
Weighted-average shares outstanding:
Basic	33,149	32,063	32,847	32,106
Diluted	33,149	32,063	32,847	32,106

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$40,562	$5,580
Accounts receivable, less allowance for doubtful accounts of $41 and $69, respectively	9,893	11,545
Prepaid and other	671	388
Current assets of discontinued operations	941	79,530
Total current assets	52,067	97,043
Property and equipment, net	170	1
Deferred tax assets, non-current	583	324
Restricted cash, non-current	352	102
Other assets	7	269
Non-current assets of discontinued operations	—	13,901
Total assets	$53,179	$111,640
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,461	$1,193
Accrued expenses and other current liabilities	8,984	7,259
Current liabilities of discontinued operations	115	51,952
Total current liabilities	10,560	60,404
Income tax payable, non-current	1,982	1,682
Other non-current liabilities	150	192
Non-current liabilities of discontinued operations	—	6,210
Total liabilities	12,692	68,488
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; 36,135 and 34,959 shares issued; 31,905 and 31,159 shares outstanding, respectively	36	34
Additional paid-in capital	485,095	483,558
Accumulated deficit	(435,552)	(443,419)
Accumulated other comprehensive income	(606)	10,709
Treasury stock, 4,230 and 3,800 shares, respectively, at cost	(8,486)	(7,730)
Total stockholders’ equity	40,487	43,152
Total liabilities and stockholders' equity	$53,179	$111,640

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended December 31, 2018	Hudson Asia Pacific	Hudson Americas	Hudson Europe	Corporate	Total
Revenue, from external customers	$9,215	$3,124	$4,236	$—	$16,575
Gross profit, from external customers	$5,513	$2,686	$2,069	$—	$10,268
Net income (loss)					$(620)
Income (loss) from discontinued operations, net of income taxes					(427)
Income (loss) from continuing operations					(193)
Provision for (benefit from) income taxes					(294)
Interest expense (income), net					(136)
Depreciation and amortization expenses					13
EBITDA (loss) (1)	$705	$137	$(265)	$(1,187)	(610)
Non-operating expense (income), including corporate administration charges	220	91	(1)	(246)	64
Stock-based compensation expense	21	13	(9)	184	209
Adjusted EBITDA (loss) (1)	$946	$241	$(275)	$(1,249)	$(337)

For The Three Months Ended December 31, 2017	Hudson Asia Pacific	Hudson Americas	Hudson Europe	Corporate	Total
Revenue, from external customers	$8,527	$3,677	$3,040	$—	$15,244
Gross profit, from external customers	$5,306	$3,180	$1,697	$—	$10,183
Net income (loss)					$(2,005)
Income (loss) from discontinued operations, net of income taxes					(856)
Income (loss) from continuing operations					(1,149)
Provision for (benefit from) income taxes					18
Interest expense (income), net					1
Depreciation and amortization expenses					120
EBITDA (loss) (1)	$1,597	$461	$54	$(3,122)	(1,010)
Non-operating expense (income), including corporate administration charges	63	24	53	(52)	88
Stock-based compensation expense	2	23	—	262	287
Business reorganization expenses (recovery)	—	9	(6)	—	3
Adjusted EBITDA (loss) (1)	$1,662	$517	$101	$(2,912)	$(632)

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended September 30, 2018	Hudson Asia Pacific	Hudson Americas	Hudson Europe	Corporate	Total
Revenue, from external customers	$9,306	$3,590	$4,231	$—	$17,127
Gross profit, from external customers	$5,741	$2,990	$2,150	$—	$10,881
Net income (loss)					$(870)
Income (loss) from discontinued operations, net of income taxes					(47)
Income (loss) from continuing operations					(823)
Provision for (benefit from) income taxes					112
Interest expense (income), net					(102)
Depreciation and amortization expenses					1
EBITDA (loss) (1)	$460	$87	$(226)	$(1,133)	(812)
Non-operating expense (income), including corporate administration charges	248	213	175	(564)	72
Stock-based compensation expense	17	23	12	404	456
Adjusted EBITDA (loss) (1)	$725	$323	$(39)	$(1,293)	$(284)

For The Three Months Ended March 31, 2018	Hudson Asia Pacific	Hudson Americas	Hudson Europe	Corporate	Total
Revenue, from external customers	$8,825	$3,700	$3,690	$—	$16,215
Gross profit, from external customers	$4,923	$3,126	$2,105	$—	$10,154
Net income (loss)					$10,721
Income (loss) from discontinued operations, net of income taxes					13,618
Income (loss) from continuing operations					(2,897)
Provision for (benefit from) income taxes					172
Interest expense (income), net					—
Depreciation and amortization expenses					—
EBITDA (loss) (1)	$544	$291	$11	$(3,571)	(2,725)
Non-operating expense (income), including corporate administration charges	75	52	41	(100)	68
Stock-based compensation expense	4	27	—	432	463
Adjusted EBITDA (loss) (1)	$623	$370	$52	$(3,239)	$(2,194)

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE
(in thousands)
(unaudited)

For The Year Ended December 31, 2018	Hudson Asia Pacific	Hudson Americas	Hudson Europe	Corporate	Total
Revenue, from external customers	$36,946	$13,924	$16,062	$—	$66,932
Gross profit, from external customers	$21,936	$11,726	$8,442	$—	$42,104
Net income (loss)					$7,867
Income (loss) from discontinued operations, net of income taxes					13,133
Income (loss) from continuing operations					(5,266)
Provision for (benefit from) income taxes					99
Interest expense (income), net					(298)
Depreciation and amortization expenses					16
EBITDA (loss) (1)	$2,221	$440	$(450)	$(7,660)	(5,449)
Non-operating expense (income), including corporate administration charges	885	563	366	(1,566)	248
Stock-based compensation expense	51	79	9	1,167	1,306
Adjusted EBITDA (loss) (1)	$3,157	$1,082	$(75)	$(8,059)	$(3,895)

For The Year Ended December 31, 2017	Hudson Asia Pacific	Hudson Americas	Hudson Europe	Corporate	Total
Revenue, from external customers	$29,767	$16,196	$13,652	$—	$59,615
Gross profit, from external customers	$19,391	$14,419	$8,250	$—	$42,060
Net income (loss)					$(2,941)
Income (loss) from discontinued operations, net of income taxes					(97)
Income (loss) from continuing operations					(2,844)
Provision for (benefit from) income taxes					869
Interest expense (income), net					8
Depreciation and amortization expenses					361
EBITDA (loss) (1)	$4,770	$1,578	$923	$(8,877)	(1,606)
Non-operating expense (income), including corporate administration charges	370	242	264	(718)	158
Stock-based compensation expense	9	96	—	939	1,044
Business reorganization expenses (recovery)	—	(82)	(5)	(22)	(109)
Adjusted EBITDA (loss) (1)	$5,149	$1,834	$1,182	$(8,678)	$(513)

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands)
(unaudited)

The company operates on a global basis, with the majority of its gross profit generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross profit, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	For The Three Months Ended December 31,
	2018	2017
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Asia Pacific	$9,215	$8,527	$(516)	$8,011
Hudson Americas	3,124	3,677	(7)	3,670
Hudson Europe	4,236	3,040	(90)	2,950
Total	$16,575	$15,244	$(613)	$14,631
Gross profit:
Hudson Asia Pacific	$5,513	$5,306	$(305)	$5,001
Hudson Americas	2,686	3,180	(7)	3,173
Hudson Europe	2,069	1,697	(52)	1,645
Total	$10,268	$10,183	$(364)	$9,819
SG&A (1):
Hudson Asia Pacific	$4,568	$3,646	$(210)	$3,436
Hudson Americas	2,480	2,681	(5)	2,676
Hudson Europe	2,332	1,600	(43)	1,557
Corporate	1,434	3,175	—	3,175
Total	$10,814	$11,102	$(258)	$10,844
Operating income (loss):
Hudson Asia Pacific	$918	$1,659	$(94)	$1,565
Hudson Americas	225	485	(3)	482
Hudson Europe	(271)	108	(7)	101
Corporate	(1,431)	(3,294)	—	(3,294)
Total	$(559)	$(1,042)	$(104)	$(1,146)
EBITDA (loss):
Hudson Asia Pacific	$705	$1,597	$(94)	$1,503
Hudson Americas	137	461	(2)	459
Hudson Europe	(265)	54	(5)	49
Corporate	(1,187)	(3,122)	—	(3,122)
Total	$(610)	$(1,010)	$(101)	$(1,111)

Note: Certain prior year amounts have been reclassified to conform to the current period presentation.

1.	SG&A is a measure that management uses to evaluate the segments’ expenses.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY (continued)
(in thousands)
(unaudited)

	For The Year Ended December 31,
	2018	2017
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Asia Pacific	$36,946	$29,767	$(744)	$29,023
Hudson Americas	13,924	16,196	5	16,201
Hudson Europe	16,062	13,652	534	14,186
Total	$66,932	$59,615	$(205)	$59,410
Gross profit:
Hudson Asia Pacific	$21,936	$19,391	$(395)	$18,996
Hudson Americas	11,726	14,419	4	14,423
Hudson Europe	8,442	8,250	340	8,590
Total	$42,104	$42,060	$(51)	$42,009
SG&A (1):
Hudson Asia Pacific	$18,811	$14,253	$(257)	$13,996
Hudson Americas	10,742	12,710	18	12,728
Hudson Europe	8,527	7,040	295	7,335
Corporate	9,225	9,614	—	9,614
Total	$47,305	$43,617	$56	$43,673
Operating income (loss):
Hudson Asia Pacific	$3,103	$5,137	$(137)	$5,000
Hudson Americas	1,000	1,818	(13)	1,805
Hudson Europe	(93)	1,187	43	1,230
Corporate	(9,227)	(9,951)	—	(9,951)
Total	$(5,217)	$(1,809)	$(107)	$(1,916)
EBITDA (loss):
Hudson Asia Pacific	$2,221	$4,770	$(133)	$4,637
Hudson Americas	440	1,578	(16)	1,562
Hudson Europe	(450)	923	12	935
Corporate	(7,660)	(8,877)	—	(8,877)
Total	$(5,449)	$(1,606)	$(137)	$(1,743)

1.	SG&A is a measure that management uses to evaluate the segments’ expenses.